Exhibit 8


                          SUBSIDIARIES OF FUNDTECH LTD.
                          -----------------------------


Name of Subsidiary                         Country of Incorporation/Organization
------------------                         -------------------------------------

Fundtech Corporation                       United States, State of Delaware

Fundtech U.K. Limited                      United Kingdom

Fundtech Australia Pty Limited             Australia

Fundtech Netherlands BV                    Netherlands

FCMS, LLC                                  United States, State of Delaware

Biveroni Batschelet Partners AG            Switzerland